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                                                                Exhibit 10.14


JTS Borrowed funds from certain JTS stockholders pursuant to promissory notes in the form attached hereto as Exhibit A. The holders, date and principal amounts of such notes are as follow:


NAME                                            DATE            PRINCIPAL

1. Tantec                                       1/19/96         $1,000,000

2. Brentwood Associates VI, L.P.                1/31/96         $185,000

3.  Entities affilated with the Walden Group
    of Venture Capital Funds                    1/31/96         $47,000

                                                1/31/96         $33,000

                                                1/31/96         $26,667

                                                1/31/96         $13,333

                                                1/31/96         $13,000

                                                1/31/96         $7,000

4.  Entities affiliated with Sofinnova          1/31/96         $53,290

                                                1/31/96         $46,700

5.  Entities affiliated with Advance
    Technology Ventures                         1/31/96         $107,116

                                                1/31/96         $152,884

6.  Entities affiliated with Burr Egan          1/31/96         $257,296

                                                1/31/96         $2,704

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                                  Exhibit A










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                                PROMISSORY NOTE
_____________                                             San Jose, California
                                                              January 19, 1996

        FOR VALUE RECEIVED, the undersigned, JT Storage, Inc., a Delaware corporation, ("Borrower") promises to pay to the order of __________________, ("Lender"), without offset or deduction, at 166 Baypointe Parkway, San Jose, California, 95134, or such other place as the holder of this promissory note ("Note") may designate in writing from time to time, in lawful money of the United States, the principal sum of ___________ Dollars (____________) (the "Loan"), together with interest on the unpaid principal balance of this Note from time to time outstanding until paid in full at the rate hereinafter provided for.

        1.  Interest.

            Interest shall accrue on the unpaid principal balance of this Note commencing on the date hereof and continuing until repayment of this Note in full, at a fixed rate per annum equal to ten percent (10%). Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed.

        2.  Terms and Conditions of Payment

            The principal amount of this Note, or so much thereof as remains outstanding from time to time, together with all interest and other sums owed to the Lender pursuant to any other terms and conditions hereof, shall be due and payable, by Borrower, as follows:

            (a) The entire amount of principal and accrued interest shall be due and payable on July 15, 1996, (the "Maturity Date").

            (b) All payments received by Lender shall be applied first to accrued but unpaid interest, next to other charges due with respect to this Note or any other document executed by Lender in connection herewith, and then to the unpaid principal balance of this Note. Principal, interest and any other sums payable under this Note shall be payable in lawful money of the United States.

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        3.      Default.

                The unpaid principal balance of this Note, together with all accrued interest thereon, shall, at the option of the holder hereof, become immediately due and payable, without demand or notice, upon the failure of Borrower to perform or observe any other terms or provision of this Note.

        4.      Prepayment.

                Borrower shall have the right to prepay this Note in whole or in part, at any time, without penalty or premium.

        5.      Waiver of Demand.

                Borrower and all guarantors and endorsers of this Note hereby severally waive: presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein; and any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, or other cause of release or discharge other than actual payment in full thereof.

        6.      Waiver, Amendment or Modification in Writing.

                The holder hereof shall not be deemed, by any act or omission, to have waived, amended or modified any of its rights or remedies hereunder unless such waiver, amendment or modification is in writing and signed by such holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the holder hereof to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the holder hereof of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

        7.      Time of the Essence.

                Time is of the essence for each and every obligation under this Note. Upon any default hereunder, the holder hereof may exercise all rights and remedies provided for herein and by law including, but not limited to, the right to immediate payment in full of this Note.

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         8.     Remedies Cumulative.

                The remedies of the holder hereof as provided herein, or in law or in equity, shall be cumulative and concurrent and may be pursued singularly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof.

         9.     Attorneys' Fees.

                It is expressly agreed that in the event of any dispute over the construction or interpretation of this Note, or any action to enforce or protect any rights conferred upon Lender by this Note or any other document evidencing or securing this Note, Borrower promises and agrees to pay all costs, including reasonable attorneys' fees, incurred by Lender if Lender prevails in such endeavor.

        10.     Successors and Assigns.

                The terms, covenants and conditions contained herein shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

        11.     Choice of Law.

                This Note shall be construed in accordance with and governed by the laws of the State of California.

        12.     Interest Rate Limitation.

                This Note is hereby limited so that in no contingency, whether by reason of acceleration of the Maturity Date or otherwise, shall the interest exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance, Lender shall ever have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the unpaid principal balance of this Note and not to the payment of interest herein, or if such excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to the Borrower. All interest paid, or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that interest for such full period shall not exceed the maximum amount permitted by applicable law.

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        13.  Severability.

             If the Borrower consists of more than one person or entity, their obligations under this Note shall be joint and several.

        14.  Headings.

             Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

                                        Borrower:

                                        JT Storage, Inc.

                                        By /s/ D. T. MITCHELL
                                           -----------------------------------
                                           David T. Mitchell
                                           President & Chief Executive Officer